                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

                                      AMONG

           OPPENHEIMER VARIABLE ACCOUNT FUNDS, OPPENHEIMERFUNDS, INC.

                                       AND

                       CUNA MUTUAL LIFE INSURANCE COMPANY

     Pursuant to the Participation Agreement ("Participation Agreement"), made and entered into as of the 20th day of February 1997, and as amended by Amendment No.l to Participation Agreement Among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc. and CUNA Mutual Life Insurance Company, dated September 22, 1999, by and among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc., and CUNA Mutual Life Insurance Company, the parties hereby agree to amend Schedules 2 and 3 as attached hereto.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 2 to the Participation Agreement ("Amendment") to be executed in its name and on its behalf by its duly authorized representative. This Amendment shall take effect on October 1, 2002.

                                        CUNA MUTUAL LIFE INSURANCE COMPANY
                                        By its authorized officer,


                                        By: /s/ Michael S. Daubs
                                            ------------------------------------
                                            Michael S. Daubs
                                        Title: Chief Officer-Investments
                                        Date: Sept. 30, 2002


                                        OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                        By its authorized officer,


                                        By: /s/ Denis R. Molleur
                                            ------------------------------------
                                            Denis R. Molleur
                                        Title: Assistant Secretary
                                        Date: 10/8/02


                                        OPPENHEIMERFUNDS, Inc.
                                        By its authorized officer,


                                        By: /s/ Michael Keogh
                                            ------------------------------------
                                            Michael Keogh
                                        Title: Vice President

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                                                           As of October 1, 2002

                                   SCHEDULE 2

                       CUNA MUTUAL LIFE INSURANCE COMPANY
                                   CONTRACTS

                     COVERED BY SEPARATE ACCOUNTS LISTED IN
                                   SCHEDULE 1

CUNA Mutual Life Variable Annuity
     Account MEMBERS Variable
     Annuity Product

CUNA Mutual Life Variable Account
     MEMBERS Variable Universal Life Product
     MEMBERS Variable Universal Life II Product

CUNA Mutual Life Group Variable Annuity Account
     UltraSaver Group Annuity Product
     CU Pension Saver Group Annuity Product
     CU UltraSaver Group Annuity Product
     CU Select Pension Saver Group Annuity Product

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                                                           As of October 1, 2002

                                   SCHEDULE 3

                  OPPENHEIMER VARIABLE ACCOUNT FUNDS PORTFOLIO

Oppenheimer High Income Fund/ VA, Non-Service shares

Oppenheimer Main Street Growth & Income Fund/VA, Non-Service Shares

Oppenheimer Capital Appreciation Fund/VA, Non-Service Shares